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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                    BSM BANCORP
               (Exact name of registrant as specified in its charter)

                 California                               77-0442667
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

           2739 Santa Maria Way
         Santa Maria, California                            93455
 (Address of Principal Executive Offices)                 (Zip Code)

          Securities to be registered pursuant to Section 12(b) of the Act

                                        None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

   Securities Act registration statement file number to which this form relates:

                          Commission file number 333-16951

         Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Shares, without par value

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                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the BSM Bancorp Common Stock, set forth under the caption "Comparison of the Rights of Holders of Holding Company Stock and Bank Common Stock" in the Registrants' Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on January 29, 1997, and pre-effective Amendment No. 1, as filed with the SEC on January 14, 1997, under the Securities Act of 1933, (Registration No. 333-16951) is incorporated herein by reference.

ITEM 2. EXHIBITS

     1. Articles of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-4, No 333-16951, and incorporated hereby by reference.)

     2. Amendment to Articles of Incorporation of the Registrant (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-4, No 333-16951, and incorporated hereby by reference.)

     3. Amendment to Articles of Incorporation of the Registrant (previously filed as Exhibit 3.3 to the Company's Registration Statement on Form S-4, No 333-16951, and incorporated hereby by reference.)

     4. Specimen certificate evidencing shares of Registrant's Common Stock (previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-4, No 333-16951, and incorporated hereby by reference.)

     5. Stockholder Agreement Covering Issuance and Compulsory Repurchase of Organizing Shares of Registrant (previously filed as Exhibit 4.2 to the Company's Registration Statement on Form S-4, No 333-16951, and incorporated hereby by reference.)

     6. BSM Bancorp 1996 Stock Option Plan and Form of Stock Option Agreement (previously filed as Exhibit 4 to the Company's Registration Statement on Form S-8, No 333-29161, and incorporated hereby by reference.)

     7. Agreement to Merge and Plan of Reorganization dated as of January 29, 1998 by and among Bank of Santa Maria, BSM Bancorp and Mid-State Bank (previously filed as Exhibit 99.2 to the Company's Current Report on Form 8-K as of February 4, 1998 and incorporated hereby by reference.)

                                     SIGNATURE

Pursuant to the requirement of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    BSM BANCORP

Date:  March 18, 1998                        By: /s/ F. Dean Fletcher
                                                 ---------------------
                                                 F. Dean Fletcher
                                                 Executive Vice President
                                                 Chief Financial Officer